As filed with the Securities and Exchange Commission on January 31, 2006.

                                                     REGISTRATION NO. 333-119234


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             THE FLOORING ZONE, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

           Nevada                            5211                 20-0019425
------------------------------- ---------------------------- -------------------
(State or Other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                   3219 Glynn Avenue, Brunswick, Georgia 31520
                                 (912) 264-0505
   --------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Place of Business)

                            Gateway Enterprises, Inc.
           3230 East Flamingo Road, Suite 156 Las Vegas, Nevada 89121
                                  800 992-4333
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Ronald L. Poulton, Esq.
                                Poulton & Yordan
         136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111
                                 (801) 355-1341

Approximate Date of Proposed Sale to the Public:  Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If delivery of the prospectus is expected pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         The Flooring Zone, Inc. originally registered a maximium of 10,000,000 shares of Common Stock at a price of $2.00 per share (the "Shares"). The Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-119234) (the "Registration Statement"). We sold an aggregate of 141,050 of the Shares registered under the Registration Statement. The period of the offering terminated on October 28, 2005. In accordance with the undertaking contained in Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration the 9,858,950 Shares that were not sold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brunswick, State of Georgia, on January 26, 2006.

                                          THE FLOORING ZONE, INC.



                                          By:  /s/ Michael Carroll
                                              ----------------------------------
                                              Michael Carroll,
                                              Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ Michael Carroll     Chief Executive Officer and Director   January 26, 2006
---------------------
Michael Carroll


/s/ Steven Nichols       Chief Financial Officer and Director   January 26, 2006
---------------------
Steven Nichols


/s/ Joel K. Arline       Director                               January 26, 2006
---------------------
Joel K. Arline

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